Exhibit 1.1

EXECUTION VERSION

SL Green Realty Corp.
SL Green Operating Partnership, L.P.

Reckson Operating Partnership, L.P.

As Co-Obligors

$250,000,000 5.00% Senior Notes due 2018

UNDERWRITING AGREEMENT

August 2, 2011

Wells Fargo Securities, LLC

Merrill Lynch, Pierce, Fenner & Smith

Incorporated

Morgan Stanley & Co. LLC

As Representatives of the several Underwriters

c/o Wells Fargo Securities, LLC

301 S. College Street

Charlotte, NC 28288

Ladies and Gentlemen:

Reckson Operating Partnership, L.P., a Delaware limited partnership (“Reckson OP”), the sole general partner of which is Wyoming Acquisition GP LLC, a Delaware limited liability company (“Wyoming”) and a wholly-owned subsidiary of SL Green Operating Partnership, L.P., a Delaware limited partnership (“SLG OP”), the sole general partner of which is SL Green Realty Corp., a Maryland corporation (the “Company” and, together with SLG OP and Reckson OP, the “Co-Obligors”), which qualifies for federal income tax purposes as a real estate investment trust pursuant to Sections 856 through 860 of the Internal Revenue Code of 1986, as amended, including the regulations and published interpretations thereunder (the “Code”), each wishes to confirm as follows its agreement with Wells Fargo Securities, LLC, Merrill Lynch, Pierce, Fenner & Smith Incorporated, Morgan Stanley & Co. LLC and each of the other Underwriters named in Schedule I hereto (collectively, the “Underwriters”, which term shall also include any underwriter substituted as hereinafter provided in Section 13 hereof), for whom Wells Fargo Securities, LLC, Merrill Lynch, Pierce, Fenner & Smith Incorporated and Morgan Stanley & Co. LLC are acting as Representatives (in such capacity, the “Representatives”) with respect to the issuance and sale by the Co-Obligors and the purchase by the Underwriters of an aggregate of $250,000,000 principal amount of the Co-Obligors’ 5.00% Senior Notes due 2018 (the “Notes”).

The Notes will be issued pursuant to an indenture to be dated as of the Closing Date (as defined in Section 2) (the “Base Indenture”), among the Co-Obligors, and The Bank of New York Mellon, as trustee (the “Trustee”).  The forms and terms of the Notes will be established pursuant to a First Supplemental Indenture, to be dated as of the Closing Date, among the Co-Obligors and the Trustee (the “First Supplemental Indenture” and, together with the Base Indenture, the “Indenture”), as provided for in Section 14.01 of the Base Indenture. The Notes will be issued only in book-entry form in the name of Cede & Co., as nominee of The Depository Trust Company (the “Depositary”) pursuant to a letter of representations, dated as of March 12, 2010.

The Co-Obligors have prepared and filed with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended, and the rules and regulations of the Commission thereunder (collectively, the “Securities Act”), a registration statement on Form S-3 (File No. 333-163914), including a prospectus, relating to, among other securities, the Notes and the offering thereof from time to time in accordance with Rule 415 under the Securities Act. Such registration statement, as amended (including by the automatically effective post-effective amendment dated June 17, 2011) at the time it became effective, including the information, if any, deemed pursuant to Rule 430A, 430B or 430C under the Securities Act to be part of the registration statement at the time of its effectiveness (“Rule 430 Information”), is referred to herein as the “Registration Statement.” The base prospectus included in the Registration Statement in the form in which it was most recently filed with the Commission on or prior to the date of this Agreement (the “Base Prospectus”), as supplemented by the preliminary prospectus supplement dated August 2, 2011 relating to the Notes and used prior to the filing of the Prospectus (as defined below) (the “Preliminary Prospectus Supplement”), is hereinafter referred to as the “Preliminary Prospectus.” The Base Prospectus, as supplemented by the prospectus supplement dated August 2, 2011 relating to the Notes in the form first used (or made available upon request of purchasers pursuant to

Rule 173 under the Securities Act) in connection with confirmation of sales of the Notes (the “Prospectus Supplement”) is hereinafter referred to as the “Prospectus”. Any reference in this Agreement to the Registration Statement, any Preliminary Prospectus or the Prospectus shall be deemed to refer to and include the documents incorporated by reference therein pursuant to Item 12 of Form S-3 under the Securities Act, as of the effective date of the Registration Statement or the date of such Preliminary Prospectus or the Prospectus, as the case may be and any reference to “amend”, “amendment” or “supplement” with respect to the Registration Statement, any Preliminary Prospectus or the Prospectus shall be deemed to refer to and include any documents filed after such date under the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission thereunder (collectively, the “Exchange Act”) that are deemed to be incorporated by reference therein. Capitalized terms used but not defined herein shall have the meanings given to such terms in the Registration Statement and the Prospectus.

At or prior to the time when sales of the Notes were first made (the “Time of Sale”), the Co-Obligors have prepared the following information (collectively, the “Time of Sale Information”): a Preliminary Prospectus dated August 2, 2011, and each “free-writing prospectus” (as defined pursuant to Rule 405 under the Securities Act) listed on Annex B hereto as constituting part of the Time of Sale Information.

As used in this Agreement:

All references in this Agreement to financial statements and schedules and other information which is “contained,” “included” or “stated” in the Registration Statement, the Time of Sale Information and the Prospectus shall be deemed to mean and include all such financial statements and schedules and other information of each of the Company, SLG OP and Reckson OP which are incorporated by reference in the Registration Statement, the Time of Sale Information and the Prospectus, as the case may be, at or prior to the date of this Agreement.

The term “Subsidiary” means a corporation, partnership or limited liability company, a majority of the outstanding voting or economic interests of which are owned or controlled, directly or indirectly, by the Company, SLG OP, Reckson OP or by one or more other Subsidiaries of the Company, SLG OP or Reckson OP, but not including the Joint Venture Entities (as defined below). 11 West 34th Street LLC, 7 Renaissance LLC, Devash LLC, 1250 Broadway Realty Corp., 141 Fifth Avenue JV LLC, 16 COURT STREET JV LLC, 1604-1610 BROADWAY OWNER LLC, 1745 Broadway Realty Corp., 379 West Broadway Owner LLC, 609 PARTNERS, LLC, 717 GFC OWNER, LLC, 800 Third Avenue Associates LLC, 919 Ground Lease LLC, 919 JV LLC, Meadows Office MM LLC, Green JS Broadway Nassau LLC, Jericho Plaza Owner LP, One Park Realty Corp., OS Meadows LLC, SLG 100 Park LLC, TIMES SQUARE & 34TH HOLDING LLC, West 34th JV LLC, ONE COURT SQUARE HOLDINGS LLC, RT TRI-STATE LLC, 600 Lexington JV LLC, Ludgate Finance, LLC, 280 Park Venture LLC, 110 E 42nd Mezz II LP, 450 West 33rd Mezz3B LLC, Green JS Broadway Nassau LLC and 110 E 42nd Mezz II LP are each a “Joint Venture Entity” and together, the “Joint Venture Entities.”

1.             Representations, Warranties and Agreements of the Co-Obligors.  Each of the Co-Obligors, jointly and severally, represents, warrants and agrees that, as of the date hereof and as of the Closing Date (as hereinafter defined):

(a)           No order preventing or suspending the use of any Preliminary Prospectus has been issued by the Commission, and each Preliminary Prospectus, at the time of filing thereof, complied in all material respects with the Securities Act and did not contain, at the time of filing thereof, any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that the Co-Obligors make no representations and warranties with respect to any statements or omissions made in reliance upon and in conformity with information relating to any Underwriter furnished to the Co-Obligors in writing by any Underwriter expressly for use in any Preliminary Prospectus, it being understood and agreed that the only such information furnished by any Representative consists of the information described in Exhibit A hereto.

(b)           The Time of Sale Information, at the Time of Sale, did not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that the Co-Obligors make no representations and warranties with respect to any statements or omissions made in reliance upon and in conformity with information relating to any Underwriter furnished to the Co-Obligors in writing by any Underwriter expressly for use in such Time of Sale Information, it being understood and agreed that the only such information furnished by any Representative consists of the information described in Exhibit A hereto. No statement of material fact included in the Prospectus has been omitted from the Time of Sale Information and no statement of material fact included in the Time of Sale Information that is required to be included in the Prospectus has been omitted therefrom.

(c)           None of the Co-Obligors, nor any of the affiliates (as such term is defined in Rule 501 under the Securities Act) (each, an “Affiliate”), or any person acting on any of their behalf (other than the Underwriters, as to whom each of the Co-Obligors makes no representation or warranty), has prepared, made, used, authorized, approved or distributed and none will prepare, make, use, authorize, approve or distribute any written communication that constitutes an offer to sell or solicitation of an offer to buy the Notes (each such communication by any Co-Obligor or any Affiliate (other than a communication referred to in clauses (i), (ii) and (iii) below) an “Issuer Free Writing Prospectus”) other than (i) any document not constituting a prospectus pursuant to Section 2(a)(10)(a) of the Securities Act or Rule 134 under the Securities Act, (ii) the Preliminary Prospectus, (iii) the Prospectus, (iv) documents constituting the Time of Sale Information and (v) any electronic road show or other written communications, in each case approved in writing in advance by the Representatives. Each such Issuer Free Writing Prospectus complied in all material respects with the Securities Act, and does not or will not conflict with information contained in the Registration Statement, any Preliminary Prospectus or the Prospectus, has been or will be (within the time period specified in Rule 433 under the Securities Act) filed in accordance with the Securities Act (to the extent required thereby) and, when taken together with the Time of Sale Information filed prior to first use of such Issuer Free Writing Prospectus, did not, as of the Time of Sale, contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that the Co-Obligors make no representations and warranties with respect to any statements in or omissions made in reliance upon and in conformity with information relating to any Underwriter furnished to the Co-Obligors in writing by any Underwriter expressly for use in any Preliminary Prospectus, it being understood and agreed that the only such information furnished by any Representative consists of the information described in Exhibit A hereto.

(d)           The Registration Statement is an “automatic shelf registration statement,” as defined under Rule 405 of the Securities Act, that has been filed with the Commission not earlier than three years prior to the date hereof; such Registration Statement and any post-effective amendment thereto became effective upon filing and no notice of objection of the Commission to the use of such registration statement or any post-effective amendment thereto pursuant to Rule 401(g)(2) under the Securities Act has been received by the Co-Obligors. No order suspending the effectiveness of the Registration Statement has been issued by the Commission and no proceeding for that purpose or pursuant to Section 8A of the Securities Act against any Co-Obligor or related to the offering has been initiated or threatened by the Commission; as of the applicable effective date of the Registration Statement and any amendment thereto, the Registration Statement and any amendment thereto complied and will comply in all material respects with the Securities Act and the Trust Indenture Act of 1939, as amended (and the rules and regulations of the Commission thereunder, collectively, the “Trust Indenture Act”), and did not and will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein not misleading; and as of the date of the Prospectus and any amendment or supplement thereto and as of the Closing Date, the Prospectus will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that the Co-Obligors make no representations and warranties with respect to (i) that part of the Registration Statement that constitutes the Statements of Eligibility and Qualification (Forms T-1) of the Trustee under the Trust Indenture Act or (ii) any statements or omissions made in reliance upon and in conformity with information relating to any Representative furnished to the Co-Obligors in writing by such Representative expressly for use in the Registration Statement and the Prospectus and any amendment or supplement thereto, it being understood and agreed that the only such information furnished by any Representative consists of the information described as such in Exhibit A hereto.

(e)           The documents incorporated by reference in the Registration Statement, the Prospectus and the Time of Sale Information, when they became effective or were filed with the Commission, as the case may be, complied in all material respects to the requirements of the Securities Act or the Exchange Act, as applicable, and none of such documents contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; and any further documents so filed and incorporated by reference in the Registration Statement, the Prospectus or the Time of Sale Information, when such documents become effective or are filed with the Commission, as the case may be, will comply in all material respects to the requirements of the Securities Act or the Exchange Act, as applicable, and will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

(f)            The Company has been duly formed and is validly existing as a corporation in good standing under the laws of the State of Maryland, is duly qualified to do business and is in good standing as a foreign corporation in each jurisdiction in which its ownership or lease of property and other assets or the conduct of its business requires such qualification, except where the failure to so qualify will not have a material adverse effect on the condition, financial or otherwise, business, prospects, operations, management, consolidated financial position, net worth, stockholders’ equity or results of operations of the Co-Obligors, their Subsidiaries and the Joint Venture Entities considered as one enterprise or on the use or value of the Properties (as hereinafter defined) as a whole (collectively, a “Material Adverse Effect”), and has all power and authority necessary to own, lease and operate its properties and other assets, to conduct the business in which it is engaged, and to enter into and perform its obligations under this Agreement to which it is a party.

(g)           The Company has an authorized capitalization as set forth in each of the Registration Statement, the Time of Sale Information and the Prospectus, and all of the issued capital stock of the Company has been duly and validly authorized and issued, is fully paid and non-assessable, has been offered and sold in compliance with all applicable laws (including, without limitation, federal or state securities laws) and not in violation of the preemptive or other similar rights of any security holder of the Company, and conforms to the description thereof contained in each of the Registration Statement, the Time of Sale Information and the Prospectus.  Except as disclosed in the Registration Statement, the Time of Sale Information and the Prospectus, (i) no shares of capital stock of the Company are reserved for any purpose other than pursuant to conversion, exchange or redemption of equity interests in SLG OP (“Units”) and the shares reserved for issuance pursuant to the Contract of Exchange, dated July 15, 2011, among 747 Holdings, Inc., Madison PGS, Inc. and MFPF Holding Company, Inc., as Tenants-in-Common, 747 Madison, LLC, as Current Owner, and 747 Madison Retail Owner LLC (the “747 Madison Agreement”), (ii) except for the Units, there are no outstanding securities convertible into or exchangeable for any shares of capital stock of the Company, and (iii) there are no outstanding options, rights (preemptive or otherwise) or warrants to purchase or subscribe for shares of capital stock or any other securities of the Company.

(h)           SLG OP has been duly formed and is validly existing as a limited partnership in good standing under the laws of the State of Delaware, is duly qualified to do business and is in good standing as a foreign limited partnership in each jurisdiction in which its ownership or lease of property and other assets or the conduct of its business requires such qualification, except where the failure to so qualify will not have a Material Adverse Effect, and has all power and authority necessary to own, lease and operate its properties and other assets, to conduct the business in which it is engaged and to enter into and perform its obligations under this Agreement to which it is a party.  The Company is the sole general partner of SLG OP.  The Agreement of Limited Partnership of SLG OP, as amended (the “SLG OP Agreement”), is in full force and effect, and the aggregate percentage interests of the Company and outside limited partners in SLG OP are substantially as set forth in each of the Registration Statement, the Time of Sale Information and the Prospectus.

(i)            Reckson OP has been duly formed and is validly existing as a limited partnership in good standing under the laws of the State of Delaware, is duly qualified to do business and is in good standing as a foreign limited partnership in each jurisdiction in which its ownership or lease of property and other assets or the conduct of its business requires such qualification, except where the failure to so qualify will not have a Material Adverse Effect, and has all power and authority necessary to own, lease and operate its properties and other assets, to conduct the business in which it is engaged.  Wyoming, a wholly-owned subsidiary of SLG OP is the sole general partner of Reckson OP, and SLG OP owns 100% of the limited partner interests of Reckson OP.  The Agreement of Limited Partnership of Reckson OP, as amended (the “Reckson OP Agreement”), is in full force and effect.

(j)            All issued and outstanding Units have been duly authorized and validly issued and have been offered and sold or exchanged in compliance in all material respects with all applicable laws (including, without limitation, federal or state securities laws) and not in violation of the preemptive or other similar rights of any security holder of SLG OP.  Except as disclosed in the Registration Statement, the Time of Sale Information and the Prospectus, no Units are reserved for any purpose and there are no outstanding securities convertible into or exchangeable for any Units and no outstanding options, rights (preemptive or otherwise) or warrants to purchase or subscribe for Units or other securities of SLG OP. The terms of the Units conform in all material respects to statements and descriptions related thereto contained in each of the Registration Statement, the Time of Sale Information and the Prospectus.

(k)           The statements in the Registration Statement, the Time of Sale Information and the Prospectus under the headings “Material United States Federal Income Tax Consequences,” “Description of the Notes” and “Underwriting” accurately and fairly summarize the matters therein described.

(l)            SLG OP and Reckson OP are the only Subsidiaries that constitute a “significant subsidiary” of the Company (as such term is defined in Rule 1-02 of Regulation S-X).  The only Subsidiaries of the Company are (a) the Subsidiaries listed in Exhibit 21.1 to the Company’s Form 10-K for the year ended December 31, 2010 and (b) certain other Subsidiaries which, considered in the aggregate as a single Subsidiary, do not constitute a “significant subsidiary” as defined in Rule 1-02 of Regulation S-X.

(m)          The Notes have been duly and validly authorized for issuance and sale to each of the Underwriters and, when executed and authenticated in accordance with the provisions of the Indenture and delivered against payment therefor as provided herein, will have been duly executed and delivered by the Co-Obligors and will constitute the legal, valid and binding obligations of the Co-Obligors entitled to benefits of the Indenture (subject, as to the enforcement of remedies, to applicable bankruptcy, reorganization, insolvency, moratorium or other laws affecting creditors’ rights generally from time to time in effect and to general principles of equity).  The Notes conform or will conform in all material respects to all statements and descriptions related thereto contained in the Registration Statement, the Time of Sale Information and the Prospectus.  The form of the global note to be used to evidence the Notes will, at the Closing Date, be in due and proper form and will comply with all applicable legal requirements.

(n)           (A) This Agreement has been duly and validly authorized, executed and delivered by each of the Co-Obligors; (B) the SLG OP Agreement has been duly and validly authorized, executed and delivered by the parties thereto and is a valid and binding agreement of the Company, enforceable against the Company in accordance with its terms, except to the extent that such enforceability may be limited by applicable bankruptcy, insolvency, reorganization or other similar laws relating to or affecting creditors’ rights and general principles of equity and except as rights to indemnity and contribution thereunder may be limited by applicable law or policies underlying such law; (C) the Reckson OP Agreement has been duly and validly authorized, executed and delivered by the parties thereto and is a valid and binding agreement of the Company, enforceable against the Company in accordance with its terms, except to the extent that such enforceability may be limited by applicable bankruptcy, insolvency, reorganization or other similar laws relating to or affecting creditors’ rights and general principles of equity and except as rights to indemnity and contribution thereunder may be limited by applicable law or policies underlying such law; (D) each of the limited liability operating agreements, stockholders’ agreements or similar joint venture agreements of the Joint Venture Entities (the “Joint Venture Agreements”) has been duly and validly authorized, executed and delivered by the parties thereto that are affiliates of the Company and is a valid and binding agreement of the Company, enforceable against the Company in accordance with its terms, except to the extent that such enforceability may be limited by applicable bankruptcy, insolvency, reorganization or other similar laws relating to or affecting creditors’ rights and general principles of equity and except as rights to indemnity and contribution thereunder may be limited by applicable law or policies underlying such law; and (E) none of the Co-Obligors or any Subsidiary that holds any interest in any of the Joint Venture Entities is in default under any of the Joint Venture Agreements nor, to the knowledge of the Co-Obligors, is any third-party holder of interests in any of the Joint Venture Entities in default under any of the Joint Venture Agreements except, with respect to this clause (E), for any such default that would not have a Material Adverse Effect.

(o)           The Indenture has been duly authorized by each of the Co-Obligors and, assuming due authorization, execution and delivery thereof by the Trustee, when executed and delivered by the Co-Obligors, will constitute a legal, valid and binding instrument enforceable against the Co-Obligors in accordance with its terms (subject, as to the enforcement of remedies, to applicable bankruptcy, reorganization, insolvency, moratorium or other laws relating to or affecting creditors’ rights generally from time to time in effect and to general principles of equity). The Indenture conforms or will conform in all material respects to all statements and descriptions related thereto contained in the Registration Statement, the Time of Sale Information and the Prospectus.

(p)           The execution, delivery and performance of this Agreement and the Indenture by each of the Co-Obligors, the issuance and sale of the Notes and the consummation of any of the transactions contemplated hereby and thereby and by the Registration Statement, the Time of Sale Information and the Prospectus (A) do not and will not conflict with or result in a breach or violation of any of the terms or provisions of, or constitute (with or without the giving of notice or the passage of time, or both) a default (or give rise to any right of termination, redemption, repurchase, cancellation or acceleration) under any of the terms, conditions or provisions of any note, bond, indenture, mortgage, deed of trust, lease, license, contract, loan agreement or other agreement or instrument to which any of the Co-Obligors is a party or by which any of the Co-Obligors is bound or to which any of the Properties or other assets of any of the Co-Obligors is subject, (B) will not result in any violation of any of the provisions of the charter, by-laws, certificate of limited partnership, agreement of limited partnership or other organizational document of any of the Co-Obligors or Joint Venture Entities, or (C) will not result in any violation of any statute or any order, writ, injunction, decree, rule or regulation of any court or governmental agency or body having jurisdiction over any of the Co-Obligors, Subsidiaries, Joint Venture Entities or any of the Properties, except, with respect to subsections (A) and (C), for any such breach or violation that would not have a Material Adverse Effect.  Except for such consents, approvals, authorizations, registrations or qualifications as have been obtained or made by the Co-Obligors and are in full force and effect under the Securities Act, and except as may be required by the Financial Industry Regulatory Authority, Inc. (“FINRA”), and applicable state securities laws in connection with the purchase and distribution of the Notes by the Representatives, no consent, approval, authorization or order of, or filing or registration with, any such court or governmental agency or body is required for the execution, delivery and performance of this Agreement by the Co-Obligors and the consummation of the transactions contemplated hereby and in the Indenture and by the Registration Statement, the Time of Sale Information and the Prospectus.

(q)           (i) Except as would not have a Material Adverse Effect, none of the Co-Obligors, Subsidiaries, Joint Venture Entities or Properties (as defined below) has sustained, since the date of the latest financial statements included or incorporated by reference in the Registration Statement, the Time of Sale Information and the Prospectus, any loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, other than as set forth or contemplated in the Registration Statement, the Time of Sale Information and the Prospectus; and (ii) since the date of the latest financial statements included or incorporated by reference in the Registration Statement, the Time of Sale Information and the Prospectus, there has not been any change in the capital stock or long-term debt of any of the Co-Obligors or any material adverse change, or any development involving a prospective material adverse change, in or affecting any of the Properties or the condition, financial or otherwise, or in the business, prospects, operations, management, financial position, net worth, stockholders’ equity or results of operations, whether or not arising from transactions in the ordinary course of business, of the Co-Obligors, Subsidiaries and Joint Venture Entities considered as one enterprise or use or value of the Properties as a whole, other than as set forth or contemplated in the Registration Statement, the Time of Sale Information and the Prospectus.

(r)            The financial statements (including the related notes and supporting schedules) of (A) the Company, included in, or incorporated by reference into, the Registration Statement, the Time of Sale Information and the Prospectus (i) present fairly the financial condition, the results of operations, the statements of cash flows and the statements of equity and other information purported to be shown thereby of the Company and its consolidated Subsidiaries, at the dates and for the periods indicated and (ii) have been prepared in conformity with generally accepted accounting principles applied on a consistent basis throughout the periods involved, (B) SLG OP, included in, or incorporated by reference into, the Registration Statement, the Time of Sale Information and the Prospectus (i) present fairly the financial condition, the results of operations, the statements of cash flows and the statements of capital and other information purported to be shown thereby of SLG OP and its consolidated Subsidiaries, at the dates and for the periods indicated and (ii) have been prepared in conformity with generally accepted accounting principles applied on a consistent basis throughout the periods involved, and (C) Reckson OP, included in, or incorporated by reference into, the Registration Statement, the Time of Sale Information and the Prospectus (i) present fairly the financial condition, the results of operations, the statements of cash flows and the statements of capital and other information purported to be shown thereby of Reckson OP and its consolidated Subsidiaries, at the dates and for the periods indicated and (ii) have been prepared in conformity with generally accepted accounting principles applied on a consistent basis throughout the periods involved. The summary and selected financial data included in, or incorporated by reference into, the Registration Statement, the Time of Sale Information and the Prospectus present fairly the information shown therein as at the respective dates and for the respective periods specified, and the summary and selected financial data have been presented on a basis consistent with the financial statements so set forth in the Registration Statement, the Time of Sale Information and the Prospectus and other financial information. The pro forma financial information included in, or incorporated by reference into, the Time of Sale Information and the Prospectus has been prepared in accordance with the applicable requirements of the Securities Act with respect to pro forma financial information and includes all adjustments necessary to present fairly the pro forma financial position of the Company at the respective dates indicated and the results of operations for the respective periods specified.  No other financial statements (or schedules) of the Company, any predecessor of the Company, Reckson OP or any predecessor of Reckson OP, as applicable, are required by the Securities Act to be included in the Registration Statement, the Prospectus or the Time of Sale Information. The other financial and statistical information and data included in, or incorporated by reference in, the Registration Statement, the Time of Sale Information or the Prospectus, historical and pro forma, have been derived from the financial records of the Company (or its predecessors), SLG OP (or its predecessors) or Reckson OP (or its predecessors), as applicable, and, in all material respects, have been prepared on a basis consistent with such books and records of the Company (or its predecessors), SLG OP (or its predecessors) or Reckson OP (or its predecessors), as applicable.

(s)           Ernst & Young LLP, who has certified the financial statements and supporting schedules included in, or incorporated by reference into, the Registration Statement, the Time of Sale Information and the Prospectus, (A) whose reports appear in (i) the Company’s Annual Report on Form 10-K for the year ended December 31, 2010, (ii) SLG OP’s Annual Report on Form 10-K for the year ended December 31, 2010 and (iii) Reckson OP’s Annual Report on Form 10-K for the fiscal year ended December 31, 2010, each of which is incorporated by reference into the Registration Statement, the Time of Sale Information and the Prospectus, and (B) and who has delivered the initial letter referred to in Section 6(h) hereof, are, and during the periods covered by such reports, were, independent public accountants as required by the Securities Act.

(t)            (A)          SLG OP and Reckson OP, directly or indirectly, or any Joint Venture Entity in which any of the Company or SLG OP, directly or indirectly, owns an interest, as the case may be, has good and marketable title fee or leasehold, as the case may be, to each of the interests in the properties and the other assets described in the Registration Statement, the Time of Sale Information and the Prospectus as being directly or indirectly owned by SLG OP, Reckson OP or the applicable Joint Venture Entity, respectively, (the “Properties”), in each case free and clear of all liens, encumbrances, claims, security interests and defects, other than those referred to in the Registration Statement, the Time of Sale Information and the Prospectus or those which would not have a Material Adverse Effect; (B) except as otherwise described in the Registration Statement, the Time of Sale Information and the Prospectus, none of the Co-Obligors, Subsidiaries or Joint Venture Entities is in default under (i) any of the mortgages or other security documents or other agreements encumbering or otherwise recorded against the Properties, or (ii) any ground lease, sublease or operating sublease relating to any of the Properties, and no Co-Obligor knows of any event which, but for the passage of time or the giving of notice, or both, would constitute a default under any of such documents or agreements except with respect to (i) and (ii) immediately above any such default that would not have a Material Adverse Effect; (C) except as otherwise described in the Registration Statement, the Time of Sale Information and the Prospectus, no tenant of any of the Properties is in default under any space leases (as lessor or lessee, as the case may be) relating to the Properties except any such default that would not have a Material Adverse Effect; (D) to the knowledge of any of the Co-Obligors, each of the Properties complies with all applicable codes, laws and regulations (including, without limitation, building and zoning codes, laws and regulations and laws relating to access to the Properties), except for such failures to comply that would not have a Material Adverse Effect; and (E) no Co-Obligor has knowledge of any pending or threatened condemnation proceedings, zoning change or other proceeding or action that will in any material manner affect the size of, use of, improvements on, construction on or access to the Properties.

(u)           The mortgages and deeds of trust which encumber the Properties are not convertible into equity securities of the entity owning such Property and said mortgages and deeds of trust are not cross-defaulted or cross-collateralized with any property other than other Properties.

(v)           SLG OP or Reckson OP, as applicable, directly or indirectly, has obtained title insurance on the fee or leasehold interests, as the case may be, in each of the Properties, in an amount at least equal to the purchase price of each such Property, or, if SLG OP or Reckson OP, as applicable, owns less than 100% of such Property, the proportionate share of the purchase price of such Property. SLG OP or Reckson OP, as applicable, has purchased for the benefit of any mortgage lender, title insurance in an amount equal to the amount of mortgage indebtedness.

(w)          Except as disclosed in the Registration Statement, the Time of Sale Information and the Prospectus or as would not result in a Material Adverse Effect:  (A) to the knowledge of the Co-Obligors, the operations of the Co-Obligors, the Joint Venture Entities and the Properties are in compliance with all Environmental Laws (as defined below) and all requirements of applicable permits, licenses, approvals and other authorizations issued pursuant to Environmental Laws; (B) to the knowledge of the Co-Obligors, none of the Co-Obligors, any Joint Venture Entity or any Property has caused or suffered to occur any Release (as defined below) of any Hazardous Substance (as defined below) into the Environment (as defined below) on, in, under or from any Property, and no condition exists on, in, under or adjacent to any Property that could result in the incurrence of liabilities under, or any violations of, any Environmental Law or give rise to the imposition of any Lien (as defined below), under any Environmental Law; (C) none of the Co-Obligors or any Joint Venture Entity has received any written notice of a claim under or pursuant to any Environmental Law or under common law pertaining to Hazardous Substances on, in, under or originating from any Property; (D) none of the Co-Obligors has actual knowledge of, or received any written notice from any Governmental Authority (as defined below) claiming any violation of any Environmental Law or a determination to undertake and/or request the investigation, remediation, clean-up or removal of any Hazardous Substance released into the Environment on, in, under or from any Property; and (E) no Property is included or, to the knowledge of the Co-Obligors, proposed for inclusion on the National Priorities List issued pursuant to CERCLA (as defined below) by the United States Environmental Protection

Agency (the “EPA”) or on the Comprehensive Environmental Response, Compensation, and Liability Information System database maintained by the EPA, and none of the Co-Obligors has actual knowledge that any Property has otherwise been identified in a published writing by the EPA as a potential CERCLA removal, remedial or response site or, to the knowledge of the Co-Obligors, is included on any similar list of potentially contaminated sites pursuant to any other Environmental Law.

As used herein, “Hazardous Substance” shall include any hazardous substance, hazardous waste, toxic substance, pollutant or hazardous material, including, without limitation, oil, petroleum or any petroleum-derived substance or waste, asbestos or asbestos-containing materials, PCBs, pesticides, explosives, radioactive materials, dioxins, urea formaldehyde insulation or any constituent of any such substance, pollutant or waste which is subject to regulation under any Environmental Law (including, without limitation, materials listed in the United States Department of Transportation Optional Hazardous Material Table, 49 C.F.R. § 172.101, or in the EPA’s List of Hazardous Substances and Reportable Quantities, 40 C.F.R. Part 302); “Environment” shall mean any surface water, drinking water, ground water, land surface, subsurface strata, river sediment, buildings, structures, and ambient, workplace and indoor and outdoor air; “Environmental Law” shall mean the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended (42 U.S.C. § 9601 et seq.) (“CERCLA”), the Resource Conservation and Recovery Act of 1976, as amended (42 U.S.C. § 6901, et seq.), the Clean Air Act, as amended (42 U.S.C. § 7401, et seq.), the Clean Water Act, as amended (33 U.S.C. § 1251, et seq.), the Toxic Substances Control Act, as amended (15 U.S.C. § 2601, et seq.), the Occupational Safety and Health Act of 1970, as amended (29 U.S.C. § 651, et seq.), the Hazardous Materials Transportation Act, as amended (49 U.S.C. § 1801, et seq.), and all other federal, state and local laws, ordinances, regulations, rules and orders relating to the protection of the environments or of human health from environmental effects; “Governmental Authority” shall mean any federal, state or local governmental office, agency or authority having the duty or authority to promulgate, implement or enforce any Environmental Law; “Lien” shall mean, with respect to any Property, any mortgage, deed of trust, pledge, security interest, lien, encumbrance, penalty, fine, charge, assessment, judgment or other liability in, on or affecting such Property; and “Release” shall mean any spilling, leaking, pumping, pouring, emitting, emptying, discharging, injecting, escaping, leaching, dumping, emanating or disposing of any Hazardous Substance into the Environment, including, without limitation, the abandonment or discard of barrels, containers, tanks (including, without limitation, underground storage tanks) or other receptacles containing or previously containing any Hazardous Substance.

(x)            None of the environmental consultants which prepared environmental and asbestos inspection reports with respect to any of the Properties was employed for such purpose on a contingent basis or has any substantial interest in the Co-Obligors, any of their Subsidiaries or any of the Joint Venture Entities, and none of them nor any of their directors, officers or employees is connected with any of the Co-Obligors or any of their Subsidiaries as a promoter, selling agent, voting trustee, director, officer or employee.

(y)           Except as described or referred to in the Registration Statement, the Time of Sale Information and the Prospectus, each of the Co-Obligors, their Subsidiaries and the Joint Venture Entities are insured by licensed insurers against such losses and risks and in such amounts and covering such risks as are customary in the businesses in which they are engaged or propose to engage after giving effect to the transactions described in the Registration Statement, the Time of Sale Information and the Prospectus; each of the Co-Obligors, their Subsidiaries and the Joint Venture Entities are in compliance with the terms of such insurance policies and instruments in all material respects; and none of the Co-Obligors has any reason to believe that it, any Subsidiary or any Joint Venture Entity will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage (to the extent that such renewal is available on a commercially reasonable basis) from similar insurers as may be necessary to continue their business at a cost that would not have a Material Adverse Effect.

(z)            Each of the Co-Obligors, their Subsidiaries and the Joint Venture Entities owns or possesses adequate rights to use all material patents, patent applications, trademarks, service marks, trade names, trademark registrations, service mark registrations, copyrights and licenses necessary for the conduct of its business and has no reason to believe that the conduct of its business will conflict with, and has not received any notice of any claim of conflict with, any such rights of others.

(aa)         Except as described in the Registration Statement, the Time of Sale Information and the Prospectus, there are no actions, suits or proceedings by or before any court or Governmental Authority pending to which any of the Co-Obligors, their Subsidiaries or any Joint Venture Entity is a party or of which any of the Properties or assets of any of the Co-Obligors, Subsidiaries or Joint Venture Entities is the subject which, if determined adversely to such entities, might have a Material Adverse Effect, and to the knowledge of any of the Co-

Obligors, no such proceedings are threatened or contemplated by court or Governmental Authority or threatened by others.

(bb)         There are no contracts or other documents which are required to be described in the Registration Statement, the Time of Sale Information and the Prospectus, which have not been disclosed in the Registration Statement, the Time of Sale Information and the Prospectus or incorporated therein by reference.

(cc)         No relationship, direct or indirect, exists between or among any of the Co-Obligors, their Subsidiaries or any Joint Venture Entity on the one hand, and the directors, officers, stockholders, customers or suppliers of the Co-Obligors, their Subsidiaries or any Joint Venture Entity on the other hand, which would be required by the Securities Act to be described (other than as disclosed in the Registration Statement, the Time of Sale Information or the Prospectus).

(dd)         No labor disturbance by the employees of any Co-Obligor, their Subsidiaries or any Joint Venture Entity exists or, to the knowledge of the Co-Obligors, is imminent in either case which might have a Material Adverse Effect.

(ee)         Each Co-Obligor is in compliance in all material respects with all applicable provisions of the Employee Retirement Income Security Act of 1974, as amended, including the regulations and published interpretations thereunder (“ERISA”); no “reportable event” (as defined in ERISA) has occurred with respect to any “pension plan” (as defined in ERISA) for which any Co-Obligor would have any liability; no Co-Obligor has incurred or expects to incur liability under (i) Title IV of ERISA with respect to termination of, or withdrawal from, any “pension plan” or (ii) Sections 412 or 4971 of the Code; each “pension plan” for which any Co-Obligor would have any liability that is intended to be qualified under Section 401(a) of the Code is so qualified in all material respects and nothing has occurred, whether by action or by failure to act, which would cause the loss of such qualification, except where the failure to be so qualified would not have a Material Adverse Effect.

(ff)           Each of the Co-Obligors, their Subsidiaries or any Joint Venture Entity has filed all federal, state and local income and franchise tax returns required to be filed through the date hereof and has paid all taxes due thereon or otherwise due and payable, and no tax deficiency has been determined adversely to any of the Co-Obligors, their Subsidiaries or any Joint Venture Entity which has had a Material Adverse Effect (nor does any Co-Obligor have any knowledge of any tax deficiency which, if determined adversely to it might have a Material Adverse Effect).

(gg)         At all times since August 14, 1997, the Company has been and upon the sale of the Notes will continue to be, organized and operated in conformity with the requirements for qualification and taxation of the Company as a real estate investment trust (“REIT”) under the Code and the proposed method of operation of the Company as described in the Registration Statement, the Time of Sale Information and the Prospectus will enable the Company to continue to meet the requirements for qualification and taxation as a REIT under the Code, and no actions have been taken or will be taken (or not taken which are required to be taken) which would cause such qualification or method of taxation to be lost. At all times since their respective formations, each of SLG OP, Wyoming and Reckson OP has been classified for taxation under the Code as either (1) a partnership and not as (a) an association taxable as a corporation or (b) a “publicly traded partnership” taxable as a corporation under Section 7704(a) of the Code or (2) in the case of Wyoming, and Reckson OP, only, as an entity disregarded as an entity separate from SLG OP for U.S. federal income tax purposes under Treasury Regulation Section 301.7701-3, and no actions have been taken or will be taken (or not taken which are required to be taken) which would cause such qualification or classification to be lost.

(hh)         Since the date as of which information is given in the Registration Statement or the Time of Sale Information through the date hereof, and except as may otherwise be disclosed in, or contemplated by, the Registration Statement, the Time of Sale Information and the Prospectus,  no Co-Obligor has (a) issued or granted any securities, other than with respect to grants of securities pursuant to (i) Equity Plans (as hereinafter defined), (ii) the Contribution Agreement and related Registration Rights Agreement, each dated October 25, 2010, among Devash LLC, Eretz LLC, SLG OP and the Company (the “Eretz Agreements”) and (iii) the 747 Madison Agreement, (b) incurred any liability or obligation, direct or contingent, other than liabilities and obligations which were incurred in the ordinary course of business, (c) entered into any transaction not in the ordinary course of business or (d) except for regular quarterly dividends on the Company’s common stock, par value $0.01 per share (“Common Shares”) and preferred stock, and regular distributions on the Units, declared or paid any dividend or distribution on its capital stock, Units or other form of ownership interests.

(ii)           Except as described in the Registration Statement, the Time of Sale Information and the Prospectus, with respect to stock options or other equity incentive grants (collectively, “Awards”) granted subsequent to the adoption of the Sarbanes-Oxley Act on July 31, 2002 pursuant to the employee benefit plans, qualified stock option plans, dividend reinvestment plans or other employee compensation plans of any of the Co-Obligors or their Subsidiaries (the “Equity Plans”), (i) no stock options have been granted with an exercise price based upon a price of the Common Shares of the Company on a date occurring prior to either (A) the business day immediately preceding the date of approval of such grant or (B) the date of approval of such grant, (ii) each such grant was made in accordance with the material terms of the Equity Plans, the Exchange Act and all other applicable laws and regulatory rules or requirements, and (iii) each such grant has been properly accounted for in accordance with generally accepted accounting principles in the financial statements (including the related notes) of the Co-Obligors and disclosed in each of Co-Obligors’ filings with the Commission to the extent required to be disclosed.

(jj)           Each Co-Obligor (i) makes and keeps accurate books and records and (ii) maintains internal accounting controls which provide reasonable assurance that (A) transactions are executed in accordance with management’s authorization, (B) transactions are recorded as necessary to permit preparation of its financial statements and to maintain accountability for its assets, (C) access to its assets is permitted only in accordance with management’s authorization and (D) the reported accountability for its assets is compared with existing assets at reasonable intervals.

(kk)         None of the Co-Obligors, their Subsidiaries or any Joint Venture Entity (i) is in violation of its charter, by-laws, certificate of limited partnership, agreement of limited partnership or other similar organizational document, except, with respect to any Joint Venture Entity, for any such violation which would not have Material Adverse Effect, (ii) is in default, and no event has occurred which, with notice or lapse of time or both, would constitute a default (or give rise to any right of termination, redemption, repurchase, cancellation or acceleration), in the due performance or observance of any term, covenant or condition contained in any material indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which it is a party or by which it is bound or to which any of the Properties or any of its other properties or assets is subject, except for any such default which would not have a Material Adverse Effect, or (iii) is in violation of any law, ordinance, governmental rule, regulation or court decree to which it or the Properties or any of its other properties or assets may be subject except for any such violation which would not have a Material Adverse Effect.

(ll)           None of the Co-Obligors, their Subsidiaries or any Joint Venture Entity, nor any director, officer, agent, employee or other person associated with or acting on behalf of such entity, has (A) used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expense relating to political activity, (B) made any direct or indirect unlawful payment to any foreign or domestic government official or employee from corporate funds, (C) violated or is in violation of any provision of the Foreign Corrupt Practices Act of 1977, or (D) made any bribe, rebate, payoff, influence payment, kickback or other unlawful payment.

(mm)       None of the Co-Obligors is, and after giving effect to the offering and sale of the Notes and the application of the proceeds thereof as described in the Registration Statement, the Time of Sale Information and the Prospectus none will be, an “investment company” within the meaning of such term under the Investment Company Act of 1940, as amended, and the rules and regulations of the Commission thereunder.

(nn)         Other than this Agreement and as set forth in the Registration Statement, the Time of Sale Information and the Prospectus under the heading “Underwriting,” there are no contracts, agreements or understandings between any Co-Obligor nor any of their subsidiaries and any person that would give rise to a valid claim against any Co-Obligor or the Underwriters for a brokerage commission, finder’s fee or other like payment with respect to the consummation of the transactions contemplated by this Agreement.

(oo)         Except as disclosed in the Time of Sale Information and the Prospectus, there are no contracts, agreements or understandings between the Company and any person granting such person the right to require the Company to include any securities in the Prospectus Supplement.

(pp)         The Co-Obligors intend to apply the net proceeds from the sale of the Notes in accordance with the description set forth in the Time of Sale Information and the Prospectus under the caption “Use of Proceeds.”

(qq)         Each of the Co-Obligors, their Subsidiaries and the Joint Venture Entities possess such permits, certificates, franchises, licenses, approvals, consents and other authorizations (collectively, “Governmental Licenses”) issued by the appropriate federal, state, local or foreign regulatory agencies or bodies necessary to the ownership of the Properties or any of its other properties or assets or to conduct the business now operated by them except where failure to possess any such Governmental Licenses would not result in a Material Adverse Effect; the Co-Obligors, their Subsidiaries and the Joint Venture Entities are in compliance with the terms and conditions of all such Governmental Licenses, except where the failure so to comply would not, singly or in the aggregate, result in a Material Adverse Effect; all of the Governmental Licenses are valid and in full force and effect, except when the invalidity of such Governmental Licenses or the failure of such Governmental Licenses to be in full force and effect would not result in a Material Adverse Effect; and none of the Co-Obligors, their Subsidiaries or the Joint Venture Entities has received any notice of proceedings relating to the revocation or modification of any such Governmental Licenses which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would result in a Material Adverse Effect.

(rr)           None of the Co-Obligors, nor any of their respective trustees, directors, officers, members or controlling persons, has taken or will take, directly or indirectly, any action resulting in a violation of Regulation M under the Exchange Act, or designed to cause or result in, or that has constituted or that reasonably might be expected to constitute, the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Notes.

(ss)         Each of the Co-Obligors has established and maintains disclosure controls and procedures (as such term is defined in Rule 13a-15 under the Exchange Act), which (i) are designed to ensure that (A) the material information relating to such Co-Obligor, as applicable, including its consolidated subsidiaries, is made known to each of such Co-Obligor’s, as applicable, principal executive officer and principal financial officer by others within those entities, particularly during the preparation of the Registration Statement, the Time of Sale Information and the Prospectus and (B) the information required to be disclosed by such Co-Obligor, as applicable, in the reports that it files or submits under the Exchange Act is recorded, processed, summarized and reported, within the time periods specified in the Commission’s rules and forms; (ii) have been evaluated for effectiveness as of the date hereof; and (iii) are effective in all material respects to perform the functions for which they were established.

(tt)           Based on its evaluation of its internal control over financial reporting, the Company is not aware of (i) any significant deficiency or material weakness in the design or operation of internal control over financial reporting which are reasonably likely to adversely affect the Company’s ability to record, process, summarize and report financial information; or (ii) any fraud, whether or not material, that involves management or other employees who have a significant role in the Company’s internal control over financial reporting.  Subject to the foregoing, there have been no significant changes in internal control over financial reporting or in other factors that could significantly affect the Company’s internal control over financial reporting, including any corrective actions with regard to significant deficiencies and material weaknesses since the end of the Company’s most recent audited fiscal year.

(uu)         Based on its evaluation of its internal control over financial reporting, Reckson OP is not aware of (i) any significant deficiency or material weakness in the design or operation of internal control over financial reporting which are reasonably likely to adversely affect Reckson OP’s ability to record, process, summarize and report financial information; or (ii) any fraud, whether or not material, that involves management or other employees who have a significant role in Reckson OP’s internal control over financial reporting.  There have been no significant changes in internal control over financial reporting or in other factors that could significantly affect internal control over Reckson OP’s financial reporting, including any corrective actions with regard to significant deficiencies and material weaknesses since the end of Reckson OP’s most recent audited fiscal year.

(vv)         Based on its evaluation of its internal control over financial reporting, SLG OP is not aware of (i) any significant deficiency or material weakness in the design or operation of internal control over financial reporting which are reasonably likely to adversely affect SLG OP’s ability to record, process, summarize and report financial information; or (ii) any fraud, whether or not material, that involves management or other employees who have a significant role in SLG OP’s internal control over financial reporting.  There have been no significant changes in internal control over financial reporting or in other factors that could significantly affect internal control over SLG OP’s financial reporting, including any corrective actions with regard to significant deficiencies and material weaknesses since the end of SLG OP’s most recent audited fiscal year.

(ww)       There is and has been no failure on the part of the Co-Obligors or any of the Co-Obligors’ trustees or officers, in their capacities as such, to comply in all material respects with the provisions of the Sarbanes-Oxley Act of 2002 and the rules and regulations promulgated in connection therewith, to the extent such rules and regulations are applicable.

(xx)          At the time of filing of the Registration Statement and any amendment thereto, at the earliest time thereafter that the Co-Obligors or any offering participant made a bona fide offer (within the meaning of Rule 164(h)(2) under the Securities Act) of the Notes and at the date hereof, each of the Co-Obligors was not and is not an “ineligible issuer” and the Company was and is a “well-known seasoned issuer,” in each case as defined in Rule 405 under the Securities Act.

2.             Purchase and Sale of the Notes.  On the basis of the representations and warranties contained in, and subject to the terms and conditions of, this Agreement, the Co-Obligors agree to sell to each Underwriter and each Underwriter, severally and not jointly, agrees to purchase from the Co-Obligors, the aggregate principal amount of the Notes set forth opposite their names in Schedule 1 hereto, at a purchase price equal to 98.817% of the principal amount thereof.

(b)           The Co-Obligors understand that the Underwriters intend to make a public offering of the Notes as soon after the effectiveness of this Agreement as in the judgment of the Representatives is advisable, and initially to offer the Notes on the terms set forth in the Time of Sale Information. The Co-Obligors acknowledge and agree that the Underwriters may offer and sell the Notes to or through any affiliate of an Underwriter and that any such affiliate may offer and sell the Notes purchased by it to or through any Underwriter.

(c)           Delivery of and payment for the Notes shall be made at the office of Skadden, Arps, Slate, Meagher & Flom LLP, Four Times Square, New York, New York 10036, at 9:00 A.M., local time, on August 5, 2011, or at such other date or place as shall be determined by agreement between the Representatives and the Co-Obligors. This date and time are sometimes referred to herein as the “Closing Date.”  On the Closing Date, the Co-Obligors shall deliver or cause to be delivered certificates representing the Notes to the Representatives against payment of the purchase price by wire transfer of same-day funds.  The certificates for the Notes shall be in such denominations and registered in the name of Cede & Co., as nominee of the Depositary, pursuant to the DTC Agreement, and shall be made available for inspection not less than one full business day prior to the Closing Date at a location in New York, New York as the Representatives may designate.  Time shall be of the essence, and delivery at the time and place specified pursuant to this Agreement is a further condition of the obligation of the Underwriters hereunder.

It is understood that each Underwriter has authorized the Representatives, for its account, to accept delivery of, receipt for, and make payment of the purchase price for, the Notes it has agreed to purchase.  Wells Fargo Securities, LLC, Merrill Lynch, Pierce, Fenner & Smith Incorporated and Morgan Stanley & Co. LLC individually and not as representatives of the Underwriters, may (but shall not be obligated to) make payment of the purchase price for the Notes, to be purchased by any Underwriter whose funds have not been received by the Closing Date, but such payment shall not relieve such Underwriter from its obligations hereunder.

3.             Further Agreements of the Co-Obligors.  Each of the Co-Obligors hereby agrees, jointly and severally, that:

(a)           The Company will file the final Prospectus with the Commission within the time periods specified by Rule 424(b) and Rule 430A, 430B or 430C under the Securities Act, will file any Issuer Free Writing Prospectus (including the Term Sheet in the form of Annex C hereto) to the extent required by Rule 433 under the Securities Act; and will file promptly all reports and any definitive proxy or information statements required to be filed by the Company with the Commission pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of the Prospectus Supplement and for so long as the delivery of a prospectus is required in connection with the offering or sale of the Notes; and the Company will furnish copies of the Prospectus and each Issuer Free Writing Prospectus (to the extent not previously delivered) to the Representatives in New York City prior to 10:00 A.M., New York City time, on the business day next succeeding the date of this Agreement in such quantities as the Representative may reasonably request.

(b)           The Company will pay the registration fees for this offering within the time period required by Rule 456(b)(1)(i) under the Securities Act (without giving effect to the proviso therein) and in any event prior to the Closing Date.

(c)           Before making, preparing, using, authorizing, approving or distributing any Issuer Free Writing Prospectus, the Co-Obligors will furnish to the Underwriters and counsel to the Underwriters a copy of the proposed Issuer Free Writing Prospectus for review and will not make, prepare, use, authorize, approve or distribute any such Issuer Free Writing Prospectus to which the Underwriters reasonably object. Without the prior written consent of the

Underwriters, none of the Co-Obligors have given, and none of the Co-Obligors will give, to any prospective purchaser of the Notes any written information concerning the offering of the Notes other than materials contained in, or incorporated by reference into, the Registration Statement, the Time of Sale Information, or Prospectus or any other offering materials prepared by or with the prior written consent of the Representatives.

(d)           The Co-Obligors will furnish to each of the Representatives and to counsel for the Underwriters, without charge, (A) a conformed copy of the Registration Statement as originally filed and each amendment thereto, in each case including all exhibits and consents filed therewith and (B) during the Prospectus Delivery Period (as defined below), as many copies of the Prospectus (including all amendments and supplements thereto and documents incorporated by reference therein) and each Issuer Free Writing Prospectus as the Representatives may reasonably request. As used herein, the term “Prospectus Delivery Period” means such period of time after the first date of the public offering of the Notes as in the opinion of counsel for the Underwriters a prospectus relating to the Notes is required by law to be delivered (or required to be delivered but for Rule 172 under the Securities Act) in connection with sales of the Notes by any Underwriter or dealer.

(e)           The Co-Obligors will not amend or supplement the Registration Statement, the Time of Sale Information or the Prospectus, other than by filing documents under the Exchange Act that are incorporated by reference therein, without the prior written consent of the Representatives, such consent not to be unreasonably withheld or delayed; provided, however, that prior to the completion of the distribution of the Notes by the Underwriters (as determined by the Representatives), the Co-Obligors will not file any document under the Exchange Act that is incorporated by reference in the Registration Statement, the Time of Sale Information or the Prospectus unless, prior to such proposed filing, the Co-Obligors have furnished each Representative with a copy of such document for their review and each Representative has not reasonably objected to the filing of such document.  The Co-Obligors will promptly advise the Representatives when any document filed under the Exchange Act that is incorporated by reference in the Registration Statement, the Time of Sale Information or the Prospectus shall have been filed with the Commission.

(f)           During the Prospectus Delivery Period, the Company will advise the Representatives promptly, and confirm such advice in writing, (i) when any amendment to the Registration Statement has been filed or becomes effective; (ii) when any supplement to the Prospectus or any amendment to the Prospectus or any Issuer Free Writing Prospectus has been filed; (iii) of any request by the Commission for any amendment to the Registration Statement or any amendment or supplement to the Prospectus or the receipt of any comments from the Commission relating to the Registration Statement or any other request by the Commission for any additional information; (iv) of the issuance by the Commission of any order suspending the effectiveness of the Registration Statement or preventing or suspending the use of any Preliminary Prospectus or the Prospectus or the initiation or threatening of any proceeding for that purpose or pursuant to Section 8A of the Securities Act; (v) of the occurrence of any event within the Prospectus Delivery Period as a result of which the Prospectus, the Time of Sale Information or any Issuer Free Writing Prospectus as then amended or supplemented would include any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances existing when the Prospectus, the Time of Sale Information or any such Issuer Free Writing Prospectus is delivered to a purchaser, not misleading; (vi) of the receipt by the Company of any notice of objection of the Commission to the use of any post-effective amendment to the Registration Statement pursuant to Rule 401(g)(2) under the Securities Act; and (vii) of the receipt by the Company of any notice with respect to any suspension of the qualification of the Notes for offer and sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose; and the Company will use its reasonable best efforts to prevent the issuance of any such order suspending the effectiveness of the Registration Statement, preventing or suspending the use of any Preliminary Prospectus or the Prospectus or suspending any such qualification of the Notes and, if any such order is issued, will obtain as soon as possible the withdrawal thereof.

(g)           If at any time prior to the completion of the sale of the Notes by each Underwriter (as determined by the Representatives), any event occurs as a result of which the Registration Statement, the Time of Sale Information or the Prospectus, as then amended or supplemented, would include any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, or if it should be necessary to amend or supplement the Registration Statement, the Time of Sale Information or the Prospectus to comply with applicable law, the Co-Obligors will promptly (i) notify the Underwriters of any such event so that any use of the Registration Statement, the Time of Sale Information or the Prospectus may cease until it is amended or supplemented; (ii) subject to the requirements of Section 3(c), prepare an amendment or supplement that will correct such statement or omission or effect such compliance; and (iii) supply any supplemented or amended the Registration Statement, the Time of Sale Information

or the Prospectus to each Underwriter and counsel for the Underwriters without charge in such quantities as they may reasonably request.

(h)           The Co-Obligors will arrange, if necessary, for the qualification of the Notes for sale by the Underwriters under the laws of such jurisdictions as the Representatives may designate and will maintain such qualifications in effect so long as required for the sale of the Notes; provided that in no event shall any Co-Obligor be obligated to qualify to do business in any jurisdiction where it is not now so qualified or to take any action that would subject it to service of process in suits, other than those arising out of the offering or sale of the Notes, in any jurisdiction where it is not now so subject.  A Co-Obligor will promptly advise the Representatives of the receipt by a Co-Obligor of any notification with respect to the suspension of the qualification of the Notes for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose.

(i)            The Company will make generally available to its security holders and the Underwriters as soon as reasonably practicable an earning statement that satisfies the provisions of Section 11(a) of the Securities Act and Rule 158 of the Commission promulgated thereunder covering a period of at least twelve months beginning with the first fiscal quarter of the Company occurring after the “effective date” (as defined in Rule 158) of the Registration Statement.

(j)            Each of the Co-Obligors will cooperate with the Representatives and use its best efforts to permit the Notes to be eligible for clearance and settlement through the Depositary.

(k)           The Co-Obligors will comply with all applicable securities and other laws, rules and regulations, including, without limitation, the Sarbanes-Oxley Act, and use their best efforts to cause their directors and officers, in their capacities as such, to comply with such laws, rules and regulations, including, without limitation, the provisions of the Sarbanes-Oxley Act.

(l)            The Co-Obligors will prepare a final term sheet, containing solely a description of the Notes and the offering thereof, in the form approved by you and attached as Schedule II hereto.

(m)          For a period of five years following the Closing Date, the relevant Co-Obligors will furnish to the Representatives, upon request, copies of all materials furnished by Reckson OP and SLG OP to their respective partners or by the Company to its stockholders and all public reports and all reports and financial statements furnished by Reckson OP, SLG OP or the Company to the principal national securities exchange upon which the Notes may be listed pursuant to requirements of or agreements with such exchange or to the Commission pursuant to the Exchange Act or any rule or regulation of the Commission thereunder, unless filed with the Commission and publicly available on EDGAR.

(n)           To take such steps as shall be necessary to ensure that none of the Co-Obligors shall become an “investment company” within the meaning of such term under the Investment Company Act of 1940, as amended, and the rules and regulations of the Commission thereunder.

(o)           The Company will use its best efforts to continue to meet the requirements to qualify as a REIT under the Code.

(p)           Except for the authorization of actions permitted to be taken by the Representatives as contemplated herein or in the Registration Statement, the Time of Sale Information or the Prospectus, none of the Co-Obligors will (a) take, directly or indirectly, any action designed to cause or to result in, or that might reasonably be expected to constitute, the stabilization or manipulation of the price of any security of the Co-Obligors to facilitate the sale or resale of the Notes, and (b) until the Closing Date, (i) sell, bid for or purchase the Notes or pay any person any compensation for soliciting purchases of the Notes or (ii) pay or agree to pay to any person any compensation for soliciting another to purchase any other securities of the Co-Obligors, except, in the case of clause (ii), pursuant to the At-the-Market Equity Offering Sales Agreement, dated July 27, 2011, between the Company, SLG OP and Citigroup Global Markets Inc. and the At-the-Market Equity Offering Sales Agreement, dated July 27, 2011, between the Company, SLG OP and J.P. Morgan Securities LLC.

(q)           Prior to the Closing Date, the Co-Obligors will not, without the prior written consent of each of the Representatives (which consent may be withheld at the sole discretion of each Representative), directly or indirectly, sell, offer, contract or grant any option to sell, pledge, transfer or establish an open “put equivalent position” within the meaning of Rule 16a-1 under the Exchange Act, or otherwise dispose of or transfer, or announce the offering of, or file any registration statement under the Securities Act in respect of, any debt securities of the Co-Obligors or securities exchangeable for or convertible into debt securities of the Company (other than as contemplated by this Agreement).

(r)            The Co-Obligors will, pursuant to reasonable procedures developed in good faith, retain copies of each Issuer Free Writing Prospectus that is not filed with the Commission in accordance with Rule 433 under the Securities Act.

4.             Expenses.  The Co-Obligors jointly and severally agree to pay (a) the costs incident to the authorization, issuance, sale and delivery of the Notes and any taxes payable in that connection; (b) the costs incident to the preparation, and delivery of this Agreement, the Indenture and any other related documents in connection with the offering, purchase, issuance, sale and delivery of the Notes; (c)  the costs incident to the preparation, printing, filing and distribution of the materials contained in the Registration Statement, the Time of Sale Information and the Prospectus and each amendment or supplement to either of them, as may, in each case, be reasonably requested for use in connection with the offering and sale of the Notes; (d) the costs of producing and distributing this Agreement and any other related documents in connection with the offering, purchase, sale and delivery of the Notes; (e) the filing fees, if any, incident to securing any required review by FINRA of the terms of sale of the issuance; (f) any applicable listing or other fees; (g) the fees and expenses of qualifying the Notes under the securities laws of the several jurisdictions as provided in Section 3(h) and of preparing, printing and distributing a Blue Sky Memorandum (including related reasonable fees and expenses of counsel to the Underwriters); (h) the costs of preparing certificates for the issuance; (i) all other costs and expenses incident to the performance of the obligations of the Co-Obligors under this Agreement; (j) the costs and charges of any trustee, transfer agent and registrar; (k) any expenses incurred by the Co-Obligors in connection with a “road show” presentation to potential investors, if any; and (l) the fees and disbursements of the Company’s counsel and accountants; provided that, except as expressly provided in this Section 4, Section 8 and Section 10, the Underwriters shall pay their own costs and expenses, including the costs and expenses of their counsel, and any transfer taxes on the Notes which they may sell and the expenses of advertising any offering of the Notes made by the Underwriters.

5.             Certain Agreements of the Underwriters.  Each Underwriter hereby represents and agrees that:

(a)           It has not used, authorized use of, referred to or participated in the planning for use of, and will not use, authorize use of, refer to, or participate in the planning for use of, any “free writing prospectus”, as defined in Rule 405 under the Securities Act (which term includes use of any written information furnished to the Commission by the Co-Obligors and not incorporated by reference into the Registration Statement and any press release issued by the Co-Obligors) other than (i) a free writing prospectus that, solely as a result of use by such underwriter, would not trigger an obligation to file such free writing prospectus with the Commission pursuant to Rule 433, (ii) any Issuer Free Writing Prospectus listed on Annex A or prepared pursuant to Section 1(c) or Section 3(c) above (including any electronic road show), or (iii) any free writing prospectus prepared by such underwriter and approved by the Co-Obligors in advance in writing (each such free writing prospectus referred to in clauses (i) or (iii), an “Underwriter Free Writing Prospectus”). Notwithstanding the foregoing, the Underwriters may use a term sheet substantially in the form of Schedule II hereto without the consent of the Company.

(b)           It is not subject to any pending proceeding under Section 8A of the Securities Act with respect to the offering (and will promptly notify the Co-Obligors if any such proceeding against it is initiated during the Prospectus Delivery Period).

6.             Conditions of Underwriters’ Obligations.  The obligations of the several Underwriters hereunder are subject to the accuracy, when made and on the Closing Date, of the representations and warranties of the Co-Obligors contained herein, to the accuracy of the statements of the Co-Obligors and their Subsidiaries made in any certificates delivered pursuant to the provisions hereof, to the performance by each Co-Obligor of its obligations hereunder, and to each of the following additional terms and conditions:

(a)           No order suspending the effectiveness of the Registration Statement shall be in effect, and no proceeding for such purpose, pursuant to Rule 401(g)(2) or pursuant to Section 8A under the Securities Act shall be pending before or threatened by the Commission; the Prospectus Supplement and each Issuer Free Writing Prospectus shall have been timely filed with the Commission under the Securities Act (in the case of a Issuer Free

Writing Prospectus, to the extent required by Rule 433 under the Securities Act) and in accordance with Section 3(a) hereof.

(b)           Subsequent to the effective date of this Agreement, there shall not have occurred (i) any material adverse change in or affecting any of the Properties or in the condition, financial or otherwise, business, prospects, operations, management, consolidated financial position, net worth, stockholders’ equity or results of operations, whether or not arising from transactions in the ordinary course of business, of the Co-Obligors, their Subsidiaries and the Joint Venture Entities considered as one enterprise or on the use or value of the Properties as a whole, (ii) any change or decrease specified in the bring-down letter referred to in paragraph (h) of this Section 6 which is, in the judgment of the Representatives, so material and adverse as to make it impractical or inadvisable to proceed with the offering or delivery of the Notes as contemplated by the Registration Statement, the Time of Sale Information and the Prospectus, (iii) any downgrading, or any notice have been given of any intended or potential downgrading or of any review for a possible change that does not indicate the direction of the possible change, in the rating accorded any securities of the Co-Obligors or any of their Subsidiaries by any “nationally recognized statistical rating organization” as such term is defined for purposes of Rule 15c3-1(c)(2)(vi)(f) under the Exchange Act, or (iv) any event or development relating to or involving any of the Co-Obligors, their Subsidiaries, the Joint Venture Entities, or any partner, officer, director or trustee thereof, which makes any statement of a material fact made in the Prospectus untrue or which, in the opinion of the Co-Obligors and their counsel or the Representatives and counsel to the Underwriters, requires the making of any addition to or change in the Registration Statement, the Time of Sale Information or the Prospectus in order to state a material fact required by the Securities Act or any other law to be stated therein or necessary in order to make the statements therein not misleading, if amending or supplementing the Registration Statement, the Time of Sale Information or the Prospectus to reflect such event or development would, in the opinion of the Representatives, adversely affect the market for the Notes.

(c)                   All corporate proceedings and other legal matters incident to the authorization, form and validity of this Agreement, the Indenture, the Notes, the Registration Statement, the Preliminary Prospectus, the Prospectus and all other legal matters relating to this Agreement and the transactions contemplated hereby shall be reasonably satisfactory to counsel for the Underwriters, and the Company shall have furnished to such counsel all documents and information that they may reasonably request to enable them to pass upon such matters.

(d)                   Skadden, Arps, Slate, Meagher & Flom LLP shall have furnished to the Underwriters its written opinion and letter, as counsel to each of the Co-Obligors, addressed to the Underwriters and dated the Closing Date, in form and substance reasonably satisfactory to the Representatives and counsel to the Underwriters, in the form set forth in Exhibit B hereto.

(e)                   Ballard Spahr LLP shall have furnished to the Underwriters its written opinion, as Maryland counsel to the Company, addressed to the Underwriters and dated the Closing Date, in form and substance reasonably satisfactory to the Representatives and counsel to the Underwriters, in the form set forth in Exhibit C hereto.

(f)                    Greenberg Traurig LLP shall have furnished to the Underwriters its written opinion, as tax counsel to the Co-Obligors, addressed to the Underwriters and dated the Closing Date, in form and substance reasonably satisfactory to the Representatives and counsel to the Underwriters, to the effect that:

i.              Commencing with its taxable year ended December 31, 2001, the Company was organized and has been operated in conformity with the requirements for qualification and taxation as a REIT under the Code and the proposed method of operation of the Company will enable the Company to continue to meet the requirements for qualification and taxation as a REIT under the Code.

ii.             SLG OP is classified as a partnership and not as (a) an association taxable as a corporation or (b) a “publicly traded partnership” taxable as a corporation under Section 7704(a) of the Code.

iii.            Each of Reckson OP and Wyoming has at all times been classified as either a (1) a partnership and not as (a) an association taxable as a corporation or (b) a “publicly traded partnership” taxable as a corporation under Section 7704(a) of the Code or (2) as an entity disregarded as an entity separate from SLG OP under Treasury Regulation section 301.7701-3

iv.            The statements contained in the Registration Statement under the caption “Material United States Federal Income Tax Consequences” that describe applicable U.S. federal income tax law, and legal conclusions with respect thereto, are correct in all material respects as of the Closing Date.

(g)                   The Underwriters shall have received from Fried, Frank, Harris, Shriver & Jacobson LLP, counsel for the Underwriters, such opinion or opinions, dated the Closing Date with respect to the issuance and sale of the Notes and the Indenture, including negative assurance with respect to the Registration Statement, the Time of Sale Information and the Prospectus (as amended or supplemented at the Closing Date), and other related matters as the Representatives may reasonably require, and the Co-Obligors shall have furnished to such counsel such documents as they reasonably request for the purpose of enabling them to pass upon such matters.

(h)                   At the time of execution of this Agreement, the Underwriters shall have received from Ernst & Young LLP a letter in connection with its auditing of the financial statements of the Company, SLG OP, Rock Green, Inc. (“Rock Green”) and Reckson OP, in form and substance satisfactory to the Representatives, addressed to the Underwriters and dated the date hereof (i) confirming that they are independent public accountants within the meaning of the Securities Act and are in compliance with the applicable requirements relating to the qualification of accountants under Rule 2-01 of Regulation S-X of the Commission, and (ii) stating, as of the date hereof (or, with respect to matters involving changes or developments since the respective dates as of which specified financial information is given in the Registration Statement, the Time of Sale Information and the Prospectus, as of a date not more than three business days prior to the date hereof), the conclusions and findings of such firm with respect to the Company’s, Rock Green’s, SLG OP’s and Reckson OP’s financial information and other matters ordinarily covered by accountants’ “comfort letters” to underwriters in connection with registered public offerings as contemplated in the Statement on Auditing Standards No. 72.

(i)                    With respect to the letter of Ernst & Young LLP referred to in the preceding paragraph and delivered to the Underwriters concurrently with the execution of this Agreement (the “initial letter”), the Company shall have furnished to the Underwriters a letter (the “bring-down letter”) of such accountants, addressed to the Underwriters and dated the Closing Date (i) confirming that they are independent public accountants within the meaning of the Securities Act and are in compliance with the applicable requirements relating to the qualification of accountants under Rule 2-01 of Regulation S-X of the Commission, (ii) stating, as of the date of the bring-down letter (or, with respect to matters involving changes or developments since the respective dates as of which specified financial information is given in the Registration Statement, the Time of Sale Information and the Prospectus, as of a date not more than three business days prior to the date of the bring-down letter), the conclusions and findings of such firm with respect to the financial information and other matters covered by the initial letter and (iii) confirming in all material respects the conclusions and findings set forth in the initial letter.

(j)                    Each of the Co-Obligors shall have furnished to the Underwriters a certificate, dated the Closing Date, of its, or its general partner’s, Chief Executive Officer and Chief Financial Officer stating that:

(i)             The representations, warranties and agreements of the Co-Obligors in Section 1 are true and correct as of the Closing Date; the Co-Obligors have complied with all their agreements contained herein; and the conditions set forth in Sections 6(a), (b) and (c) have been fulfilled; and

(ii)            They have carefully examined the Registration Statement, the Time of Sale Information and the Prospectus, and, in their opinion (A) (i) the Registration Statement, as of the Time of Sale, did not and does not include any untrue statement of a material fact and did not and does not omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading and (ii) the Time of Sale Information and the Prospectus, as of the Time of Sale, did not and do not include any untrue statement of a material fact and did not and do not omit to state a material fact required to be stated therein or necessary to make the statements therein (in the light of the circumstances under which they were made) not misleading and (B) since the Effective Date, no event has occurred which should have been set forth in a supplement or amendment to the Prospectus that has not been so set forth.

(k)                   On the Closing Date, counsel for the Underwriters shall have been furnished with such documents and opinions as they may require for the purpose of enabling them to pass upon the issuance and sale of the Notes as herein contemplated and related proceedings, or in order to evidence the accuracy of any of the representations or warranties, or the fulfillment of any of the conditions, herein contained; and all proceedings taken by the Co-Obligors in connection with the issuance and sale of the Notes as herein contemplated shall be satisfactory in form and substance to the Representatives and counsel for the Underwriters.

(l)                    The Co-Obligors shall have executed and delivered the Indenture, in form and substance reasonably satisfactory to the Representatives, and the Representatives shall have received executed copies thereof.

(m)                  Each of the Co-Obligors shall have furnished or caused to be furnished to the Underwriters such further certificates and documents as the Representatives or counsel to the Underwriters shall have reasonably requested.

All opinions, letters, evidence and certificates mentioned above or elsewhere in this Agreement shall be deemed to be in compliance with the provisions hereof only if they are in form and substance reasonably satisfactory to counsel for the Underwriters.

Any certificate or document signed by any officer of the Co-Obligors or any of their Subsidiaries and delivered to the Underwriters, or to counsel for the Underwriters, shall be deemed a representation and warranty by the Co-Obligors to each Underwriter as to the statements made therein.

7.             Effective Date of Agreement.

This Agreement shall become effective upon the execution hereof by the parties hereto.

8.             Indemnification and Contribution.

(a)           The Co-Obligors, jointly and severally, will indemnify and hold harmless each Underwriter against any losses, claims, damages or liabilities, joint or several, to which such Underwriter may become subject, under the Securities Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon (i) an untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, as amended or supplemented or any amendment or supplement thereto, or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, not misleading, or (ii) an untrue statement or alleged untrue statement of a material fact contained in the Time of Sale Information, any Preliminary Prospectus, the Prospectus or any Issuer Free Writing Prospectus as amended or supplemented or any amendment or supplement thereto, or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they are made, not misleading; and will reimburse such Underwriter for any legal or other expenses reasonably incurred by such Underwriter in connection with investigating or defending any such action or claim as such expenses are incurred; provided, however, that none of the Co-Obligors shall be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in any Registration Statement, the Time of Sale Information, any Preliminary Prospectus, the Prospectus or any Issuer Free Writing Prospectus as amended or supplemented or any such amendment or supplement, in reliance upon and in conformity with written information furnished to the Co-Obligors by the Representatives expressly for use therein, which information is set forth in Exhibit A hereto.

(b)           Each Underwriter severally, and not jointly, will indemnify and hold harmless each of the Co-Obligors against any losses, claims, damages or liabilities to which such Co-Obligor may become subject, under the Securities Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon (i) an untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, as amended or supplemented, or any amendment or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, or (ii) an untrue statement or alleged untrue statement of a material fact contained in the Time of Sale Information, any Preliminary Prospectus, the Prospectus or any Issuer Free Writing Prospectus as amended or supplemented or any amendment or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they are made, not misleading in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in the Registration Statement, the Time of Sale Information, any Preliminary Prospectus, the Prospectus or any Issuer Free Writing Prospectus as amended or supplemented, or any such amendment or supplement in reliance upon and in conformity with written information furnished to such Co-Obligor by the Representatives expressly for use therein, which information is set forth in Exhibit A hereto; and severally, and not jointly, will reimburse the Co-Obligors for any legal or other expenses reasonably incurred by the Co-Obligors in connection with investigating or defending any such action or claim as such expenses are incurred.

(c)           Promptly after receipt by an indemnified party under subsection (a) or (b) above of notice of the commencement of any action, such indemnified party shall, if a claim in respect thereof is to be made against an indemnifying party under such subsection, notify the indemnifying party in writing of the commencement thereof; but the omission so to notify such indemnifying party shall not relieve it from any liability which it may have to any indemnified party under such subsection except to the extent it has been materially prejudiced by such failure.  In case any such action shall be brought against any indemnified party and it shall notify the indemnifying party of the commencement thereof, the indemnifying party shall be entitled to participate therein and, to the extent that it shall wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel reasonably satisfactory to such indemnified party (who shall not, except with the consent of the indemnified party, be counsel to the indemnifying party), and, after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party shall not be liable to such indemnified party under such subsection for any legal or other expenses, in each case subsequently incurred by such indemnified party, in connection with the defense thereof other than reasonable costs of investigation.  Notwithstanding the indemnifying party’s election to appoint counsel to represent the indemnified party in an action, the indemnified party shall have the right to employ separate counsel (including local counsel), and the indemnifying party shall bear the reasonable fees, costs and expenses of such separate counsel if (i) the use of counsel chosen by the indemnifying party to represent the indemnified party would present such counsel with a conflict of interest, (ii) the actual or potential defendants in, or targets of, any such action include both the indemnified party and the indemnifying party and the indemnified party shall have reasonably concluded that there may be legal defenses available to it and/or other indemnified parties which are different from or additional to those available to the indemnifying party, (iii) the indemnifying party shall not have employed counsel satisfactory to the indemnified party to represent the indemnified party within a reasonable time after notice of the institution of such action or (iv) the indemnifying party shall authorize the indemnified party to employ separate counsel at the expense of the indemnifying party.  No indemnifying party shall, without the written consent of the indemnified party, effect the settlement or compromise of, or consent to the entry of any judgment with respect to, any pending or threatened action or claim in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified party is an actual or potential party to such action or claim) unless such settlement, compromise or judgment (i) includes an unconditional release of the indemnified party from all liability arising out of such action or claim and (ii) does not include any statement as to, or an admission of, fault, culpability or a failure to act, by or on behalf of any indemnified party.

(d)           If the indemnification provided for in this Section 8 is unavailable to or insufficient to hold harmless an indemnified party under subsection (a) or (b) above in respect of any losses, claims, damages or liabilities (or actions in respect thereof) referred to therein, then each indemnifying party shall, in lieu of indemnifying such indemnified party in respect of such losses, claims, damages or liabilities (or actions in respect thereto), contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (or actions in respect thereof) in such proportion as is appropriate to reflect the relative benefits received by the Co-Obligors on the one hand and the Underwriters on the other from the offering of the Notes to which such loss, claim, damage or liability (or action in respect thereof) relates.  If, however, the allocation provided by the immediately preceding sentence is not permitted by applicable law, then each indemnifying party shall contribute to such amount paid or payable by such indemnified party in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the Co-Obligors on the one hand and the Underwriters on the other in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities (or actions in respect thereof), as well as any other relevant equitable considerations.  The relative benefits received by the Co-Obligors on the one hand and the Underwriters on the other shall be deemed to be in the same proportion as the total net proceeds from such offering (before deducting expenses) received by the Co-Obligors bear to the total underwriting discounts and commissions received by the Underwriters, in each case as set forth on in the table on the cover of the Prospectus.  The relative fault shall be determined by reference, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Co-Obligors on the one hand or the Underwriters on the other and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.  The Co-Obligors and the Underwriters agree that it would not be just and equitable if contributions pursuant to this subsection (d) were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to above in this subsection (d).  The amount paid or payable by an indemnified party as a result of the losses, claims, damages or liabilities (or actions in respect thereof) referred to above in this subsection (d) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim.  Notwithstanding the provisions of this subsection (d), the Underwriters shall not be required to contribute any amount in excess of the amount by which the total price at which the applicable Notes underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages which such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission.  No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.  The indemnifying party shall not be required to indemnify the indemnified party for any amount paid or payable by the indemnified party in the settlement of any action, proceeding or investigation without the written consent of the indemnifying party, which consent shall not be unreasonably withheld, but if settled with such consent, the indemnifying party agrees to indemnify the indemnified party against any loss, claim, damage, liability or expense by reason of such settlement.  Notwithstanding the foregoing sentence, if at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel as contemplated by Section 8 hereof, the indemnifying party agrees that it shall be liable for any settlement of any proceeding effected without its written consent if (i) such settlement is entered into more than 30 days after receipt by such indemnifying party of the aforesaid request and (ii) such indemnifying party shall not have reimbursed the indemnified party in accordance with such request prior to the date of such settlement.

(e)           The obligations of the Co-Obligors under this Section 8 shall be in addition to any liability which the Co-Obligors may otherwise have and shall extend, upon the same terms and conditions, to each person, if any, who controls each Underwriter within the meaning of the Securities Act; and the obligations of each Underwriter under this Section 8 shall be in addition to any liability which such Underwriter may otherwise have and shall extend, upon the same terms and conditions, to each officer and director of the Co-Obligors and to each person, if any, who controls the Co-Obligors within the meaning of the Securities Act.

9.             Termination.  The obligations of the Underwriters hereunder may be terminated by notice from the Underwriters given to and received by the Company prior to delivery of and payment for the Notes if, prior to that time, any of the following events shall have occurred or if the Underwriters shall decline to purchase the Notes for any reason permitted under this Agreement:

(a) (i) Any of the Co-Obligors or any Property shall have sustained, since the date of the latest financial statements included in the Registration Statement, the Prospectus and any Issuer Free Writing Prospectus, any loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, otherwise than as set forth or contemplated in the Prospectus or (ii) since the date of the latest financial statements included or incorporated by reference in the Registration Statement, the Time of Sale Information and the Prospectus there shall have been any change in the capital stock or long-term debt of any Co-Obligor or any change, or any development involving a prospective change, in or affecting any Property or the general affairs, management, financial position, stockholders’ equity or results of operations of any Co-Obligor, otherwise than as set forth or contemplated in the Registration Statement, the Time of Sale Information and the Prospectus, the effect of which, in any such case described in clause (i) or (ii), is, in the judgment of the Representatives, so material and adverse as to make it impracticable or inadvisable to proceed with the offering or the delivery of the Notes being delivered on the Closing Date on the terms and in the manner contemplated in the Registration Statement, the Time of Sale Information and the Prospectus;

(b)           Subsequent to the execution and delivery of this Agreement there shall have occurred any of the following: (i) trading in securities generally on the New York Stock Exchange or the American Stock Exchange or in the over-the-counter market, or trading in any securities of the Company on any exchange or in the over-the-counter market, shall have been suspended or minimum or maximum prices shall have been established on any such exchange or such market by the Commission, FINRA or such exchange or by any other regulatory body or governmental authority having jurisdiction, (ii) a banking moratorium shall have been declared by Federal or New York state authorities or a material disruption in commercial banking or securities settlement or clearance services in the United States has occurred, (iii) the United States shall have become engaged in hostilities, there shall have been an escalation in hostilities involving the United States or there shall have been a declaration of a national emergency or war by the United States, or (iv) there shall have occurred any other calamity or crisis or any change or development involving a prospective substantial change in general economic, political or financial conditions (or the effect of international conditions on the financial markets in the United States shall be such) as to make it, in the sole judgment of the Representatives impracticable or inadvisable to proceed with the offering or the delivery of the Notes being delivered on the Closing Date on the terms and in the manner contemplated in the Registration Statement, the Time of Sale Information and the Prospectus; or

(c)           The Co-Obligors shall have failed at or prior to the Closing Date to have performed or complied with any of their agreements herein contained and required to be performed or complied with by them hereunder at or prior to the Closing Date.

10.           Reimbursement of Underwriters’ Expenses. If (a) the Co-Obligors shall fail to tender the Notes for delivery to the Representatives by reason of any failure, refusal or inability on the part of the Co-Obligors to perform any agreement on their part to be performed, or because any condition specified in Sections 5, 9(a) or (c) hereof required to be fulfilled by the Co-Obligors is not fulfilled, the Co-Obligors will reimburse the Representatives for all reasonable out-of-pocket expenses (including reasonable fees and disbursements of counsel) incurred by the Representatives in connection with this Agreement and the proposed purchase of the Notes, and upon demand the Co-Obligors shall pay the full amount thereof to the Representatives.

11.           No Fiduciary Obligation.  The Co-Obligors acknowledge and agree that in connection with this offering, sale of the Notes or any other services the Underwriters may be deemed to be providing hereunder, notwithstanding any preexisting relationship, advisory or otherwise, between the parties or any oral representations or assurances previously or subsequently made by the Underwriters:  (i) no fiduciary or agency relationship between the Co-Obligors and any other person, on the one hand, and the Underwriters, on the other, exists with respect to the offering of the Notes or the transactions contemplated by this Agreement; (ii) the Underwriters are not acting as advisor, expert or otherwise, to the Co-Obligors including, without limitation, with respect to the determination of the offering price of the Notes, and such relationship between the Co-Obligors, on the one hand, and the Underwriters, on the other with respect to the offering of the Notes or the transactions contemplated by this Agreement, is entirely and solely commercial, based on arms-length negotiations; (iii) any duties and obligations that the Underwriters may have to the Co-Obligors shall be limited to those duties and obligations specifically stated herein; and (iv) the Underwriters and its affiliates may have interests that differ from those of the Co-Obligors.  The Co-Obligors hereby waive any claims that the Co-Obligors may have against the Underwriters with respect to any breach of fiduciary duty in connection with the offering of the Notes or the transactions contemplated by this Agreement.

12.           Research Analyst Independence. The Co-Obligors acknowledge that the Underwriters’ research analysts and research departments are required to be independent from its investment banking divisions and are subject to certain regulations and internal policies, and that such Underwriters’ research analysts may hold views and make statements or investment recommendations and/or publish research reports with respect to the Co-Obligors and/or the offering of the Notes that differ from the views of their investment banking divisions.  The Co-Obligors hereby waive and release, to the fullest extent permitted by law, any claims that the Co-Obligors may have against the Underwriters with respect to any conflict of interest that may arise from the fact that the views expressed by their independent research analysts and research departments may be different from or inconsistent with the views or advice communicated to the Co-Obligors by such Underwriters’ investment banking divisions.  The Co-Obligors acknowledge that each Underwriter is a full service securities firm and as such from time to time, subject to applicable securities laws, may effect transactions for its own account or the account of its customers and hold long or short positions in debt or equity securities of the companies which may be the subject of the transactions contemplated by this Agreement.

13.  Default by One or More of the Underwriters.  If one or more of the Underwriters shall fail at the Closing Date to purchase the Notes which it or they are obligated to purchase under this Agreement (the “Defaulted Notes”), the Representatives shall have the right, within 36 hours thereafter, to make arrangements for one or more of the non-defaulting Underwriters, to purchase all, but not less than all, of the Defaulted Notes in such amounts as may be agreed upon and upon the terms herein set forth; if, however, the Representatives shall not have completed such arrangements within such 36-hour period, then:

(i)            if the number of Defaulted Notes does not exceed 10% of the number of Notes to be purchased on such date, each of the non-defaulting Underwriters shall be obligated, severally and not jointly, to purchase the full amount thereof in the proportions that their respective underwriting obligations hereunder bear to the underwriting obligations of all non-defaulting Underwriters, or

(ii)           if the number of Defaulted Notes exceeds 10% of the number of Notes to be purchased on such date, this Agreement, the obligation of the Underwriters to purchase shall terminate without liability on the part of any non-defaulting Underwriters.

No action taken pursuant to this Section shall relieve any defaulting Underwriters from liability in respect of its default.

In the event of any such default which does not result in a termination of this Agreement, which does not result in a termination of the obligation of the Underwriters to purchase, either the Underwriters or the Co-Obligors shall have the right to postpone Closing Date for a period not exceeding seven days in order to effect any required changes in the Registration Statement, the Time of Sale Information or the Prospectus, or in any other documents or arrangements.

14.           Notices, etc.  All statements, requests, notices and agreements hereunder shall be in writing, and:

(a)           if to the Representatives, shall be delivered or sent by mail, telex or facsimile transmission to (i) Wells Fargo Securities, LLC, 301 S. College Street, Charlotte, NC 28288, Attention: Transaction Management, Facsimile: (704) 383-9165, (ii) Merrill Lynch, Pierce, Fenner & Smith Incorporated, One Bryant Park, NY1-100-18-03, New York, New York 10036, Facsimile: (646) 855-5958, (iii) Morgan Stanley & Co. LLC, 1585 Broadway, New York, New York 10036, Facsimile: (212) 507-5089;

(b)           if to the Co-Obligors shall be delivered or sent by mail, telex or facsimile transmission, separately to SL Green Realty Corp. 420 Lexington Avenue, New York, New York 10170, Attention: Marc Holliday, Fax:  (212) 216-1776 and SL Green Realty Corp., 420 Lexington Avenue, New York, New York, Attention:  Andrew Levine, Facsimile:  (646) 293-1356.

15.           Persons Entitled to Benefit of Agreement.  This Agreement shall inure to the benefit of and be binding upon the Underwriters, the Co-Obligors and their respective personal representatives and successors.  This Agreement and the terms and provisions hereof are for the sole benefit of only those persons, except that (a) the representations, warranties, indemnities and agreements of the Co-Obligors contained in this Agreement shall also be deemed to be for the benefit of directors and officers of the Underwriters and any person or persons, if any, who control the Underwriters within the meaning of Section 15 of the Securities Act and (b) the indemnity agreement of the Underwriters contained in Section 8(b) of this Agreement shall be deemed to be for the benefit of any person controlling the Co-Obligors within the meaning of Section 15 of the Securities Act.  Nothing in this Agreement is intended or shall be construed to give any person, other than the persons referred to in this Section 15, any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision contained herein.

16.           Survival.  The respective indemnities, rights of contribution, representations, warranties and agreements of the Co-Obligors and the Underwriters contained in this Agreement or made by or on behalf on them, respectively, pursuant to this Agreement, shall survive the delivery of and payment for the Notes and shall remain in full force and effect, regardless of any termination of this Agreement or any investigation made by or on behalf of any of them or any person controlling any of them.

17.           Definition of the Terms “Business Day” and “subsidiary.”  For purposes of this Agreement, (a) “business day” means any day on which the New York Stock Exchange, Inc. is open for trading and (b) “subsidiary” has the meaning set forth in Rule 405 of the Securities Act.

18.           USA Patriot Act.   In accordance with the requirements of the USA Patriot Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)), the Underwriters are required to obtain, verify and record information that identifies their respective clients, including the Company, which information may include the name and address of their respective clients, as well as other information that will allow the Underwriters to properly identify their respective clients.

19.           Governing Law.  This Agreement shall be governed by and construed in accordance with the laws of New York.

20.           Counterparts.  This Agreement may be executed in one or more counterparts (which may include counterparts delivered electronically) and, if executed in more than one counterpart, the executed counterparts shall each be deemed to be an original but all such counterparts shall together constitute one and the same instrument.

21.           Headings.  The headings herein are inserted for convenience of reference only and are not intended to be part of, or to affect the meaning or interpretation of, this Agreement.

If the foregoing correctly sets forth the agreement between the Co-Obligors and the Underwriters, please indicate your acceptance in the space provided for that purpose below.

[SIGNATURES APPEAR ON FOLLOWING PAGE]

Very truly yours,

SL GREEN REALTY CORP.

By:	/s/ Andrew S. Levine
	Name:	Andrew S. Levine
	Title:	Executive Vice President, Chief Legal
Officer, General Counsel and Secretary

SL GREEN OPERATING PARTNERSHIP, L.P.

By:	SL Green Realty Corp.,
its general partner

	By:	/s/ Andrew S. Levine
		Name:	Andrew S. Levine
		Title:	Executive Vice President, Chief Legal
Officer, General Counsel and Secretary

RECKSON OPERATING PARTNERSHIP, L.P.

By:	Wyoming Acquisition GP LLC,
its general partner

	By:	/s/ Andrew S. Levine
Name: Andrew S. Levine
Title: Authorized Officer

[SIGNATURE PAGE TO UNDERWRITING AGREEMENT]

CONFIRMED AND ACCEPTED,

       as of the date first above written:

Wells Fargo Securities, LLC

Merrill Lynch, Pierce, Fenner & Smith

Incorporated

Morgan Stanley & Co. LLC

For themselves and as Representatives of the

Underwriters named in Schedule I hereto

WELLS FARGO SECURITIES, LLC

By:	/s/ Carolyn Hurley
Name: Carolyn Hurley
Title: Director

MERRILL LYNCH, PIERCE, FENNER & SMITH INCORPORATED

By:	/s/ Greg Wright
Name: Greg Wright
Title: Managing Director

MORGAN STANLEY & CO. LLC

By:	/s/ H. Thomas Boyle
Name: H. Thomas Boyle
Title: Vice President

[SIGNATURE PAGE TO UNDERWRITING AGREEMENT]

SCHEDULE I

Name of Underwriter	Aggregate Principal Amount of Notes to be Purchased

Wells Fargo Securities, LLC	$50,000,000
Merrill Lynch, Pierce, Fenner & Smith Incorporated	$50,000,000
Morgan Stanley & Co. LLC	$50,000,000
Goldman, Sachs & Co.	$50,000,000
J.P. Morgan Securities LLC	$50,000,000
Total	$250,000,000

SCHEDULE II

Final Term Sheet/Pricing Supplement

(see attached)

SL Green Realty Corp.
SL Green Operating Partnership, L.P.

Reckson Operating Partnership, L.P.

$[  ]   [  ]% Senior Notes due 20[  ]

Pricing Term Sheet

August [  ], 2011

Co-obligors:	SL Green Realty Corp.
SL Green Operating Partnership, L.P.
Reckson Operating Partnership, L.P.

Security Type:	Senior Unsecured Notes

Principal Amount Offered:	$[ ]

Trade Date:	August [ ], 2011

Settlement Date:	August [ ], 2011 (T+3)

Maturity Date:	[ ], 20[ ]

Interest Payment Dates:	Semi-annually on [ ] and [ ] of each year, beginning on [ ], 2012

Benchmark Treasury:	[ ]% due [ ]

Benchmark Treasury Yield:	[ ]%

Spread to Benchmark Treasury:	[ ]bps

Coupon (per annum):	[ ]%

Public Offering Price:	[ ]%

Underwriting Discount:	[ ]%

Re-offer Yield:	[ ]%

Optional Redemption:	Make-whole call at any time prior to [ ], at the Treasury Rate plus [ ] basis points;

On or after [ ] ( days prior to the maturity date), the redemption price for the notes will equal 100% of the principal amount of the notes

Day Count Convention:	30/360

Denominations:	$2,000 and integral multiples of $1,000 in excess thereof

CUSIP/ISIN:	[ ] / [ ]

Joint Book-Running Managers:	Wells Fargo Securities, LLC
Merrill Lynch, Pierce, Fenner & Smith
Incorporated
Morgan Stanley & Co. LLC
Goldman, Sachs & Co.

J.P. Morgan Securities LLC

The Co-Obligors have filed a registration statement (including a preliminary prospectus supplement and a prospectus) with the Securities and Exchange Commission (SEC) for the offering to which this communication relates.  Before you invest, you should read the preliminary prospectus supplement for this offering, the Co-Obligors’ prospectus in that registration statement and any other documents the Co-obligors have filed with the SEC for more complete information about the Co-obligors and this offering.  You may get these documents for free by searching the SEC online data base (EDGAR) on the SEC web site at http://www.sec.gov.  Alternatively, the Co-obligors, any underwriter or any dealer participating in the offering will arrange to send you the prospectus supplement and prospectus if you request it by calling Wells Fargo Securities, LLC toll-free at 1-800-326-5897, Merrill Lynch, Pierce, Fenner & Smith Incorporated toll-free at 1-800-294-1322 or Morgan Stanley & Co. LLC toll free at 1-866-718-1649.

This pricing term sheet supplements the preliminary prospectus supplement issued by the Co-obligors on August 2, 2011 relating to its prospectus dated June 17, 2011.